Tyler Technologies Reports Earnings for Fourth Quarter 2022

SaaS annualized recurring revenue grew 19.3%

PLANO, Texas – February 15, 2023 – Tyler Technologies, Inc. (NYSE: TYL) today announced financial results for the fourth quarter ended December 31, 2022.

Fourth Quarter 2022 Financial Highlights:

•Total revenues were $452.2 million, up 4.3% from $433.5 million for the fourth quarter of 2021. On an organic basis (excluding COVID-related revenues), revenues grew 6.0%. Non-GAAP total revenues were $452.2 million, up 4.2% from $434.2 million for the fourth quarter of 2021. On an organic basis, non-GAAP revenues grew 5.8%.
•Recurring revenues from maintenance and subscriptions were $374.0 million, up 7.7% from $347.2 million for the fourth quarter of 2021, and comprised 82.7% of fourth quarter 2022 revenues, up from 80.1% for the fourth quarter of 2021. On an organic basis, recurring revenues were $367.3 million, up 9.1%. SaaS revenues included in subscriptions grew 19.3% to $110.2 million.
•Professional services revenues included a total of $3.5 million from NIC's COVID-related initiatives, which ended in the fourth quarter of 2022, compared to $6.0 million for the fourth quarter of 2021.
•Operating income was $40.7 million compared to $48.1 million for the fourth quarter of 2021. Non-GAAP operating income was $97.9 million, down 4.5% from $102.5 million for the fourth quarter of 2021.
•Net income was $31.1 million, or $0.73 per diluted share, down 43.3% from $54.8 million, or $1.29 per diluted share, for the fourth quarter of 2021. Non-GAAP net income was $70.4 million, or $1.66 per diluted share, down 5.3% from $74.3 million, or $1.75 per diluted share, for the fourth quarter of 2021.
•Cash flows from operations were $121.9 million, up 6.0% from $115.0 million for the fourth quarter of 2021. Free cash flow was $114.7 million, up 20.6% from $95.1 million for the fourth quarter of 2021.
•Adjusted EBITDA was $109.8 million, down 0.4% from $110.3 million for the fourth quarter of 2021.
•Software subscription arrangements comprised approximately 86% of total new software contract value for the fourth quarter, compared to approximately 77% for the fourth quarter of 2021.
•Subscription bookings for the fourth quarter added $21.4 million in annual recurring revenue.
•Annualized non-GAAP recurring revenues were $1.50 billion, up 7.5% from $1.39 billion for the fourth quarter of 2021.
•During the fourth quarter, Tyler completed the acquisition of Rapid Financial Solutions for approximately $68 million in cash, net of cash acquired, and Tyler stock.

Tyler Technologies Reports Earnings
For Fourth Quarter 2022
February 15, 2023

Full Year 2022 Financial Highlights:
•Total revenues were $1.850 billion, up 16.2% from $1.592 billion in 2021. On an organic basis (excluding COVID-related revenues), revenues grew 8.2%. Non-GAAP total revenues were $1.850 billion, up 16.0% from $1.595 billion in 2021. On an organic basis, non-GAAP revenues grew 8.0%.
•Recurring revenues from maintenance and subscriptions were $1.481 billion, up 17.6% from $1.259 billion in 2021, and comprised 80.0% of 2022 revenues, up from 79.1% in 2021. On an organic basis, recurring revenues were $1.317 billion, up 9.8%.
•Subscription revenue and software services revenues included a total of $51.0 million from NIC's COVID-related initiatives, which ended in the fourth quarter of 2022. COVID-related revenues totaled $75.0 million in 2021. SaaS revenues included in subscriptions grew 24.8% to $411.5 million.
•Operating income was $214.2 million, up 18.5% from $180.7 million in 2021. Non-GAAP operating income was $437.1 million, up 7.8% from $405.5 million in 2021.
•Net income was $164.2 million, or $3.87 per diluted share, up 1.7% from $161.5 million, or $3.82 per diluted share in 2021. Non-GAAP net income was $318.1 million, or $7.50 per diluted share, up 7.3% from $296.5 million, or $7.02 per diluted share in 2021.
•Cash flows from operations were $381.5 million, up 2.6% from $371.8 million in 2021. Free cash flow was $331.3 million, up 4.8% from $316.1 million in 2021.
•Adjusted EBITDA was $475.0 million, up 9.0% from $435.7 million in 2021.
•Software subscription arrangements comprised approximately 83% of total new software contract value in 2022, compared to approximately 71% in 2021.
•Subscription bookings in 2022 added $93.4 million in annual recurring revenue.
•Total backlog was a new high of $1.889 billion, up 5.2% from $1.796 billion at December 31, 2021.

“Our fourth quarter results marked a solid finish to an eventful year, as public sector demand remains strong and SaaS adoption continues at an accelerated pace,” said Lynn Moore, Tyler’s president and chief executive officer. “The Tyler team executed well with strong cross-division sales synergies and several multi-suite wins during the quarter. Even as our SaaS mix expanded to 86% of our new software contract value, we achieved organic growth (excluding COVID-related revenues) of 6.0% for the fourth quarter and 8.2% for the year. As expected, operating margins were pressured by the acceleration of our cloud transition, as well as an increase in R&D expense as certain development costs that we expected to capitalize were expensed.

"During 2022, we achieved notable milestones toward several key strategic initiatives. We integrated our payments teams and launched a significant go-to-market strategy for payments. We also leveraged our strong relationships across state and local agencies to expand our cross-sell opportunities. We made meaningful progress in our cloud journey through continued investment in cloud optimization and through a move to cloud-only deployment for many of our core solutions. Overall, the year was highlighted by significant wins, highly successful upsell efforts, and state enterprise renewals and expansions.

"Throughout the year, we demonstrated a balanced yet opportunistic approach across our business and with respect to capital allocation. While our bar is high for acquisitions, we maintain a strategic lens toward M&A opportunities and closed three transactions during 2022 that bring innovative and robust offerings to elevate our payments business and broaden our product suites. We further strengthened our balance sheet and

Tyler Technologies Reports Earnings
For Fourth Quarter 2022
February 15, 2023

aggressively reduced our term debt with fourth quarter repayments of $90 million. For the full year, we reduced debt by $360 million, bringing our net leverage at year-end to 1.64 times proforma EBITDA.

"As we move into 2023, I've never been more confident about Tyler's long-term prospects. This is an important year in our cloud transition, and we expect to reach an inflection point with a significant decline in license revenue that is being replaced by valuable long-term recurring SaaS revenue. In addition to short-term revenue headwinds from this mix shift, operating margins are expected to trough this year with a return to margin expansion in 2024. As we discussed throughout last year, we will also experience revenue comparison headwinds due to the end of COVID-related revenues in the fourth quarter of 2022. We're pleased that our 2023 guidance reflects expectations for high single-digit organic revenue growth, excluding COVID-related revenues, and we look forward to reporting our progress on our growth initiatives throughout the coming year," concluded Moore.

Guidance for 2023

As of February 15, 2023, Tyler Technologies is providing the following guidance for the full year 2023:

•GAAP and non-GAAP total revenues are both expected to be in the range of $1.935 billion to $1.970 billion.
•GAAP diluted earnings per share are expected to be in the range of $4.10 to $4.25 and may vary significantly due to the impact of stock incentive awards on the GAAP effective tax rate.
•Non-GAAP diluted earnings per share are expected to be in the range of $7.50 to $7.65.
•Interest expense is expected to be approximately $26 million, including approximately $4 million of amortization of debt discounts and issuance costs.
•Pretax share-based compensation expense is expected to be approximately $99 million.
•Research and development expense is expected to be in the range of $108 million to $110 million.
•Fully diluted shares for the year are expected to be in the range of 42.5 million to 43.0 million shares.
•GAAP earnings per share assumes an estimated annual effective tax rate of approximately 21% after discrete tax items including approximately $1 million of discrete tax benefits related to share-based compensation.
•The non-GAAP annual effective tax rate is expected to be 22%.
•Capital expenditures are expected to be in the range of $68 million to $70 million, including approximately $37 million of software development costs. Total depreciation and amortization expense is expected to be approximately $132 million, including approximately $91 million from amortization of acquisition intangibles.

GAAP to non-GAAP guidance reconciliation
Non-GAAP diluted earnings per share excludes the estimated full year impact of share-based compensation expense and employer portion of payroll tax related to employee stock transactions of approximately $99 million, and amortization of acquired software and intangible assets of approximately $91 million.

Tyler Technologies Reports Earnings
For Fourth Quarter 2022
February 15, 2023

Additionally, the non-GAAP tax rate of 22.0% is estimated periodically as described below under "Non-GAAP Financial Measures" and excludes approximately $1 million of estimated discrete tax benefits that are included in the GAAP estimated annual effective tax rate.

Conference Call

Tyler Technologies will hold a conference call on Thursday, February 16, 2023 at 10:00 a.m. ET to discuss the company’s results. Participants can register in advance for the conference through the following link: https://conferencingportals.com/event/dXimaDxA. Registered participants will receive an email with a calendar reminder and dial-in number and PIN that will allow them to listen to the call live.

The live audio webcast and archived replay can also be accessed at the Events & Presentations section of the investor relations website.

About Tyler Technologies, Inc.

Tyler Technologies (NYSE: TYL) provides integrated software and technology services to the public sector. Tyler's end-to-end solutions empower local, state, and federal government entities to operate more efficiently and connect more transparently with their constituents and with each other. By connecting data and processes across disparate systems, Tyler's solutions are transforming how clients gain actionable insights that solve problems in their communities. Tyler has more than 37,000 successful installations across more than 12,000 locations, with clients in all 50 states, Canada, the Caribbean, Australia, and other international locations. Tyler has been recognized numerous times for growth and innovation, including Government Technology's GovTech 100 list and Forbes' "Most Innovative Growth Companies" list. More information about Tyler Technologies, an S&P 500 company headquartered in Plano, Texas, can be found at tylertech.com.

Non-GAAP Financial Measures

Tyler Technologies has provided in this press release financial measures that have not been prepared in accordance with generally accepted accounting principles (GAAP) and are therefore considered non-GAAP financial measures. This information includes non-GAAP revenues, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP earnings per diluted share, EBITDA, adjusted EBITDA, and free cash flow. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating Tyler’s ongoing operational performance because they provide additional insight in comparing results from period to period. Tyler believes the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures. Non-GAAP financial measures discussed above exclude write-downs of acquisition-related deferred revenue, share-based compensation expense, employer portion of payroll taxes on employee stock transactions, expenses associated with amortization of intangibles arising from business combinations, acquisition-related expenses, and lease restructuring costs and other asset write-offs.

Tyler's non-GAAP tax rate for 2022 was 22.5% and for 2023 is 22.0%. This rate is based on Tyler's estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating Tyler's non-GAAP income, as well as significant non-recurring tax adjustments. The non-GAAP tax rate used in future periods will be reviewed periodically to determine whether it remains appropriate in consideration of factors including Tyler's periodic annual effective tax rate calculated in accordance with

Tyler Technologies Reports Earnings
For Fourth Quarter 2022
February 15, 2023

GAAP, changes resulting from tax legislation, changes in the geographic mix of revenues and expenses, and other factors deemed significant. Due to differences in tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to Tyler's estimated annual tax rate as described above, the estimated tax rate on non-GAAP income may differ from the GAAP tax rate and from Tyler's actual tax liabilities.

Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial information prepared in accordance with GAAP. The non-GAAP measures used by Tyler Technologies may be different from non-GAAP measures used by other companies. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which has been provided in the financial statement tables included below in this press release.

Forward-looking Statements
This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical in nature and typically address future or anticipated events, trends, expectations or beliefs with respect to our financial condition, results of operations or business. Forward-looking statements often contain words such as “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates,” “plans,” “intends,” “continues,” “may,” “will,” “should,” “projects,” “might,” “could” or other similar words or phrases. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. We believe there is a reasonable basis for our forward-looking statements, but they are inherently subject to risks and uncertainties and actual results could differ materially from the expectations and beliefs reflected in the forward-looking statements. We presently consider the following to be among the important factors that could cause actual results to differ materially from our expectations and beliefs: (1) the continuing effects of the COVID-19 pandemic, including its potential effects on the economic environment, our customers and our operations, as well as any changes to federal, state or local government laws, regulations or orders in connection with the pandemic; (2) changes in the budgets or regulatory environments of our clients, primarily local and state governments, that could negatively impact information technology spending; (3) disruption to our business and harm to our competitive position resulting from cyber-attacks and security vulnerabilities; (4) our ability to protect client information from security breaches and provide uninterrupted operations of data centers; (5) our ability to achieve growth or operational synergies through the integration of acquired businesses, while avoiding unanticipated costs and disruptions to existing operations; (6) material portions of our business require the internet infrastructure to be adequately maintained; (7) our ability to achieve our financial forecasts due to various factors, including project delays by our clients, reductions in transaction size, fewer transactions, delays in delivery of new products or releases or a decline in our renewal rates for service agreements; (8) general economic, political and market conditions, including inflation and changes in interest rates; (9) technological and market risks associated with the development of new products or services or of new versions of existing or acquired products or services; (10) competition in the industry in which we conduct business and the impact of competition on pricing, client retention and pressure for new products or services; (11) the ability to attract and retain qualified personnel and dealing with the loss or retirement of key members of management or other key personnel; and (12) costs of compliance and any failure to comply with government and stock exchange regulations. A detailed discussion of these factors and other risks that affect our business are described in our filings with the Securities and Exchange Commission, including the detailed “Risk Factors” contained in our most recent annual report on Form 10-K and quarterly report on Form 10-Q. We expressly disclaim any obligation to publicly update or revise our forward-looking statements.

(Comparative results follow)

Tyler Technologies Reports Earnings
For Fourth Quarter 2022
February 15, 2023

Contact: Brian K. Miller
Executive Vice President & CFO
Tyler Technologies, Inc.
972-713-3720
brian.miller@tylertech.com

Source: Tyler Technologies
#TYL_Financial

23-10

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021

Revenues:
Subscriptions	$256,699	$229,456	$1,012,304	$784,435
Maintenance	117,273	117,721	468,455	474,287
Professional services	55,315	53,790	243,117	209,391
Software licenses and royalties	7,622	19,242	59,406	74,452
Appraisal services	8,540	7,912	34,508	27,788
Hardware and other	6,771	5,416	32,414	21,934
Total revenues	452,220	433,537	1,850,204	1,592,287

Cost of revenues:
Subscriptions, maintenance and professional services	232,880	223,123	953,897	799,158
Software licenses and royalties	1,436	917	6,083	3,552
Amortization of software development	2,514	809	6,507	2,325
Amortization of acquired software	11,310	12,918	52,192	45,601
Appraisal services	6,293	5,509	23,988	19,061
Hardware and other	4,453	3,101	23,674	12,946
Total cost of revenues	258,886	246,377	1,066,341	882,643

Gross profit	193,334	187,160	783,863	709,644

Sales and marketing expense	34,969	33,176	135,743	118,624
General and administrative expense	66,883	67,860	267,324	271,955
Research and development expense	32,667	24,238	105,184	93,481
Amortization of other intangibles	18,104	13,834	61,363	44,849
Operating income	40,711	48,052	214,249	180,735
Interest expense	(8,103)	(4,987)	(28,379)	(23,298)
Other income, net	1,012	295	1,723	1,544
Income before income taxes	33,620	43,360	187,593	158,981
Income tax provision (benefit)	2,543	(11,422)	23,353	(2,477)
Net income	$31,077	$54,782	$164,240	$161,458

Earnings per common share:
Basic	$0.75	$1.33	$3.95	$3.95
Diluted	$0.73	$1.29	$3.87	$3.82

Weighted average common shares outstanding:
Basic	41,707	41,126	41,544	40,848
Diluted	42,419	42,536	42,399	42,244

TYLER TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Reconciliation of non-GAAP total revenues	2022	2021	2022	2021
GAAP total revenues	$452,220	$433,537	$1,850,204	$1,592,287
Non-GAAP adjustments:
Add: Write-downs of acquisition-related deferred revenue	—	639	—	2,678
Non-GAAP total revenues	$452,220	$434,176	$1,850,204	$1,594,965

	Three Months Ended December 31,		Twelve Months Ended December 31,
Reconciliation of non-GAAP gross profit and margin	2022	2021	2022	2021
GAAP gross profit	$193,334	$187,160	$783,863	$709,644
Non-GAAP adjustments:
Add: Write-downs of acquisition-related deferred revenue	—	639	—	2,678
Add: Share-based compensation expense included in cost of revenues	6,667	6,493	27,486	23,705
Add: Amortization of acquired software	11,310	12,918	52,192	45,601
Non-GAAP gross profit	$211,311	$207,210	$863,541	$781,628
GAAP gross margin	42.8%	43.2%	42.4%	44.6%
Non-GAAP gross margin	46.7%	47.7%	46.7%	49.0%

	Three Months Ended December 31,		Twelve Months Ended December 31,
Reconciliation of non-GAAP operating income and margin	2022	2021	2022	2021
GAAP operating income	$40,711	$48,052	$214,249	$180,735
Non-GAAP adjustments:
Add: Write-downs of acquisition-related deferred revenue	—	639	—	2,678
Add: Share-based compensation expense	24,994	24,366	102,985	104,726
Add: Employer portion of payroll tax related to employee stock transactions	378	1,876	1,571	3,437
Add: Acquisition-related costs	757	777	1,971	23,495
Add: Lease restructuring costs and other asset write-offs	1,623	—	2,782	—
Add: Amortization of acquired software	11,310	12,918	52,192	45,601
Add: Amortization of customer and trade name intangibles	18,104	13,834	61,363	44,849
Non-GAAP adjustments subtotal	$57,166	$54,410	$222,864	$224,786
Non-GAAP operating income	$97,877	$102,462	$437,113	$405,521
GAAP operating margin	9.0%	11.1%	11.6%	11.4%
Non-GAAP operating margin	21.6%	23.6%	23.6%	25.4%

TYLER TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Reconciliation of non-GAAP net income and earnings per share	2022	2021	2022	2021
GAAP net income	$31,077	$54,782	$164,240	$161,458
Non-GAAP adjustments:
Add: Total non-GAAP adjustments to operating income	57,166	54,410	222,864	224,786
Add: Acquisition-related costs in interest expense	—	—	—	6,407
Less: Tax impact related to non-GAAP adjustments	(17,884)	(34,887)	(68,999)	(96,119)
Non-GAAP net income	$70,359	$74,305	$318,105	$296,532
GAAP earnings per diluted share	$0.73	$1.29	$3.87	$3.82
Non-GAAP earnings per diluted share	$1.66	$1.75	$7.50	$7.02

	Three Months Ended December 31,		Twelve Months Ended December 31,
Detail of share-based compensation expense	2022	2021	2022	2021
Subscriptions, maintenance and professional services	$6,667	$6,493	$27,486	$23,705
Sales and marketing expense	2,229	1,753	8,800	8,834
General and administrative expense	16,098	16,120	66,699	72,187
Total share-based compensation expense	$24,994	$24,366	$102,985	$104,726

	Three Months Ended December 31,		Twelve Months Ended December 31,
Reconciliation of EBITDA and adjusted EBITDA	2022	2021	2022	2021
GAAP net income	$31,077	$54,782	$164,240	$161,458
Amortization of customer and trade name intangibles	18,104	13,834	61,363	44,849
Depreciation and amortization included in cost of revenues, sales and marketing expense, general and administrative expense, and research and development expense	22,627	22,360	89,890	77,651
Interest expense	8,103	4,987	28,379	23,298
Income tax provision (benefit)	2,543	(11,422)	23,353	(2,477)
EBITDA	$82,454	$84,541	$367,225	$304,779
Write-downs of acquisition-related deferred revenue	—	639	—	2,678
Share-based compensation expense	24,994	24,366	102,985	104,726
Acquisition-related costs	757	777	1,971	23,495
Lease restructuring costs and other asset write-offs	1,623	—	2,782	—
Adjusted EBITDA	$109,828	$110,323	$474,963	$435,678

	Three Months Ended December 31,		Twelve Months Ended December 31,
Reconciliation of free cash flow	2022	2021	2022	2021
Net cash provided by operating activities	$121,857	$115,010	$381,455	$371,753
Less: additions to property and equipment	(5,088)	(13,149)	(22,529)	(33,919)
Less: investments in software development	(2,065)	(6,727)	(27,622)	(21,693)
Free cash flow	$114,704	$95,134	$331,304	$316,141

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
 (Unaudited)

	December 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$173,857	$309,171
Accounts receivable, net	577,257	521,059
Short-term investments	37,030	52,300
Prepaid expenses and other current assets	59,098	63,664
Income tax receivable	—	18,137
Total current assets	847,242	964,331

Accounts receivable, long-term portion	8,271	13,937
Operating lease right-of-use assets	50,989	39,720
Property and equipment, net	172,786	181,193

Other assets:
Software development costs, net	48,189	28,489
Goodwill	2,489,308	2,359,674
Other intangibles, net	1,002,164	1,052,493
Non-current investments	18,508	46,353
Other non-current assets	49,960	45,971
Total assets	$4,687,417	$4,732,161

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$236,754	$278,412
Operating lease liabilities	10,736	10,560
Income tax payable	43,667	—
Deferred revenue	568,538	510,529
Current portion of term loans	30,000	30,000
Total current liabilities	889,695	829,501

Revolving line of credit	—	—
Term loans	362,905	718,511
Convertible senior notes due 2026, net	594,484	592,765
Deferred revenue, long-term	2,037	38
Deferred income taxes	148,891	228,085
Operating lease liabilities, long-term	48,049	36,336
Other long-term liabilities	16,967	2,893
Total liabilities	2,063,028	2,408,129

Shareholders' equity	2,624,389	2,324,032
Total liabilities and shareholders' equity	$4,687,417	$4,732,161

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income	$31,077	$54,782	$164,240	$161,458
Adjustments to reconcile net income to cash provided by operations:
Depreciation and amortization	42,122	37,760	159,072	135,624
Losses from sale of investments	1	—	45	—
Share-based compensation expense	24,994	24,366	102,985	104,726
Provision for losses - accounts receivable	2,781	2,831	2,781	2,831
Operating lease right-of-use assets expense	3,729	3,200	12,969	10,216
Deferred income tax (benefit) expense	(54,347)	2,410	(87,192)	(13,271)
Changes in operating assets and liabilities, exclusive of effects of acquired companies	71,500	(10,339)	26,555	(29,831)
Net cash provided by operating activities	121,857	115,010	381,455	371,753

Cash flows from investing activities:
Additions to property and equipment	(5,088)	(13,149)	(22,529)	(33,919)
Purchase of marketable security investments	(9,507)	(1,766)	(29,935)	(77,450)
Proceeds and maturities from marketable security investments	15,982	16,886	71,034	131,449
Investment in software development	(2,065)	(6,727)	(27,622)	(21,693)
Cost of acquisitions, net of cash acquired	(46,215)	(1,312)	(163,921)	(2,089,706)
Other	117	(79)	443	384
Net cash used by investing activities	(46,776)	(6,147)	(172,530)	(2,090,935)

Cash flows from financing activities:
Decrease in net borrowings on revolving line of credit	—	—	—	—
Payment on term loans	(90,000)	(87,500)	(360,000)	(145,000)
Proceeds from term loans	—	—	—	900,000
Proceeds from issuance of convertible senior notes	—	—	—	600,000
Payment of debt issuance costs	—	—	—	(27,165)
Purchase of treasury shares	—	(2)	—	(12,977)
Proceeds from exercise of stock options, net of withheld shares for taxes upon equity award	(1,188)	50,281	(890)	96,714
Contributions from employee stock purchase plan	4,037	3,401	16,651	13,158
Net cash (used) provided by financing activities	(87,151)	(33,820)	(344,239)	1,424,730

Net (decrease) increase in cash and cash equivalents	(12,070)	75,043	(135,314)	(294,452)
Cash and cash equivalents at beginning of period	185,927	234,128	309,171	603,623

Cash and cash equivalents at end of period	$173,857	$309,171	$173,857	$309,171